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                                                           EXHIBIT 10.18

                          COCA-COLA ENTERPRISES INC.
                          SUPPLEMENTAL PENSION PLAN

                (AMENDED AND RESTATED EFFECTIVE JULY 1, 1993)

                                   ARTICLE I
                           INTRODUCTION AND PURPOSE


     1.1 Background. Coca-Cola Enterprises Inc. (the "Company") established the Coca-Cola Enterprises Inc. Supplemental Deferred Compensation Plan (the "Plan") effective January 1, 1991.

     1.2 Purpose. The Company established and has maintained this Plan for the purpose of providing benefits to certain employees in excess of the limitations on benefits that may be provided under the Coca-Cola Enterprises Employees' Pension Plan (the "Pension Plan") imposed by certain provisions of the Internal Revenue Code of 1986, as amended.

     1.3 Amendment and Restatement. The Company hereby amends and restates the Plan and changes the name of the Plan to the Coca-Cola Enterprises Inc. Supplemental Pension Plan, effective July 1, 1993, except as otherwise provided herein.


                                  ARTICLE II
                                  DEFINITIONS


     2.1 "Administrative Committee" means the committee appointed to administer the Plan pursuant to Article VI.

     2.2 "Annuity Starting Date" shall have the same meaning as "Annuity Starting Date" under the Pension Plan, as it may be amended from time to time.

     2.3 "Beneficiary" shall have the same meaning as "Beneficiary" under the Pension Plan.

     2.4  "Board" means the Board of Directors of Coca-Cola Enterprises Inc.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Company" means Coca-Cola Enterprises Inc., a Delaware corporation, or its successor or successors.

     2.7 "Compensation" means those amounts included in the definition of "Compensation" under the Pension Plan, determined without regard to the limits of Section 401(a)(17) of the Code, plus any amounts deferred by the Participant under the Coca-Cola Enterprises Supplemental Matched Employee Savings and Investment Plan and any other nonqualified deferred compensation arrangement between the Participant and the Company.

     2.8 "Controlled Group" means all members of the controlled group of corporations, as defined in Section 1563(a) of the Code, of which the Company is a member, but determined without regard to Sections 1563(a)(4) and 1563(e)(3)(c) of the Code.

     2.9   "Disability" shall have the same meaning as the term

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 "Disability" under the Pension Plan.

     2.10 "Eligible Employee" means any Employee who satisfies the criteria for participation in the Plan, as established from time to time by the Administrative Committee, or who is eligible to participate in the Plan solely pursuant to Section 3.2(b). Notwithstanding the preceding sentence, effective January 1, 1996, an Employee who participates in the Coca-Cola Enterprises Inc. Executive Pension Plan shall not become an Eligible Employee under this Plan.

     2.11 "Employee" means any common-law employee of the Company or of a member of the Controlled Group that has adopted the Plan.

     2.12 "Employer" means the Company and any member of the Controlled Group adopting the Plan with the consent of the Board.

     2.13 "Participant" means an Eligible Employee who satisfies the requirements for participation in the Plan. Any Employee or former Employee who has an interest under the Plan shall also be considered a Participant.

     2.14 "Pension Plan" means the Coca-Cola Enterprises Employees' Pension Plan, as it may be amended from time to time.

     2.15 "Plan" means the Coca-Cola Enterprises Inc. Supplemental Pension Plan, as restated in this instrument, effective July 1, 1993, and as it may be amended from time to time.

     2.16 "Plan Year" means the 12-month period beginning January 1st and ending on December 31st.

     2.17  "Supplemental Pension" means the benefits paid under this Plan.

     2.18 "Spouse" or "Surviving Spouse" shall have the same meaning as the terms "Spouse" or "Surviving Spouse" under the Pension Plan, as it may be amended from time to time.


                                  ARTICLE III
                                  ELIGIBILITY

     3.1 Conditions on Eligibility. An Eligible Employee who was a Participant in the Plan as of July 1, 1993 shall continue to be a Participant. An Eligible Employee who, prior to July 1, 1993, was covered under a comparable plan maintained by Johnston Coca-Cola Bottling Group, Inc. shall become a Participant in this Plan as of July 1, 1993. Any other Eligible Employee shall become a Participant upon becoming a participant under the Pension Plan.

     3.2 Participation. (a) General Rule - An Eligible Employee who participates in the Pension Plan shall be entitled to a Supplemental Pension under the Plan if, at the Eligible Employee's Annuity Starting Date, the benefits he would have been entitled to receive under the Pension Plan are limited by one or more of the following:

     (1) Section 415 of the Code, which restricts the maximum amount of benefits that can be paid under one or more plans of the Employer that are qualified under Section 401(a) of the Code;

     (2) Section 401(a)(17), which limits the maximum amount of Compensation that can be used to compute benefits under a


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         plan qualified under Section 401(a) of the Code;

     (3) Any other provision of the Code that restricts the inclusion in current Compensation of amounts of salary or bonus that an Employee elects to defer to a qualified or nonqualified benefit plan of an Employer, provided, that for purposes of Section 4.2 of this Plan, such deferred amounts shall only be considered Compensation for the year the Employee elects to defer their receipt and not for the year such amounts are actually paid to the Employee. The Administrative Committee, in its sole discretion, shall determine the amount of Compensation to include for purposes of this Section 3.2(a)(3) and the year or years to which such Compensation shall be credited.

     (b) Special Participation Rule. An Employee who has his benefits under the Pension Plan restricted solely due to the limitations of Section 415 of the Code shall be eligible to participate in the Plan in order to receive benefits under
Section 4.1(b), below.


                                  ARTICLE IV
                              ACCRUAL OF BENEFITS


     4.1 Amount of Supplemental Pension. (a) A Participant shall be entitled to a Supplemental Pension in an amount equal to the excess of (1) over (2), below:

     (1) The benefit the Participant would have been entitled to receive under the Pension Plan if his benefits were computed without regard to the limitations described in subparagraphs (1), (2) or (3) of Section 3.2(a).

     (2) The benefit the Participant is actually entitled to receive under the Pension Plan, excluding any benefits payable pursuant to a rollover from a defined contribution plan.

     (b) Notwithstanding the foregoing, an employee who is a Participant solely on account of the Special Participation Rule of Section 3.2(b) shall be entitled to a Supplemental Pension in an amount equal to the excess of (1) over (2), below:

         (1) The benefit such Participant would have been entitled to receive under the Pension Plan if his benefits were computed without regard to the limitations of Section 415 of the Code.

         (2) The benefit such Participant is actually entitled to receive under the Pension Plan, excluding any benefits payable pursuant to a rollover from a defined contribution plan.

     (c) Supplemental Pension Modified Under Certain Agreements. To the extent the Administrative Committee, in its sole discretion, determines, a Participant shall have his Supplemental Pension increased by service that is imputed under an employment, severance or settlement agreement. In such case, a Participant's Supplemental Pension shall be provided under this paragraph (c). The amount of such Participant's Supplemental Pension shall be equal to the excess of (1) over
(2), below:

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          (1)  The benefit to which such a Participant would
               be entitled under the Pension Plan if such benefit were calculated (i) by disregarding the limitations described in subparagraphs
               (1), (2), or (3) of Section 3.2(a) (unless the Participant is entitled to a Supplemental Pension under Section 3.2(b), in which case only the limitation of subparagraph (1) of
               Section 3.2(a) shall be disregarded) and (ii) by crediting, as Benefit Service, any service imputed under an employment, severance or settlement agreement between the Company and such Participant.

          (2)  The benefit the Participant is actually
               entitled to receive under the Pension Plan, excluding any benefits payable pursuant to a rollover from a defined contribution plan.

     4.2 Limit on Supplemental Pension. The amount of the Supplemental Pension and the benefits payable under the Pension Plan (excluding any benefits payable pursuant to a rollover from a defined contribution plan), considered together, shall not exceed an amount equal to two times the applicable limit under Section 415 of the Code. The Supplemental Pension shall be reduced to the extent necessary to satisfy this Section 4.2. Notwithstanding the foregoing, benefits payable under this Plan pursuant to Sections 4.6 and 5.2 shall not be included in the amounts subject to the limitations of this Section 4.2.

     4.3 Role of Pension Plan Terms. The determination of the amount of the Supplemental Pension shall be made in accordance with the provisions of the Pension Plan that apply to the calculation of the Participant's benefit under the Pension Plan, including the vesting requirements and other qualification requirements for the various types of benefits payable thereunder.

     4.4 Minimum Benefit to Certain Former Participants in Johnston Coca-Cola Bottling Group, Inc. Supplemental Pension Plan. Notwithstanding the foregoing
Section 4.1, for Participants who were participants under a comparable Johnston Coca-Cola Bottling Group, Inc. supplemental pension plan on June 30, 1993, the minimum benefit that may accrue under this Plan shall be calculated based on (1) the Participant's five-year annual salary, the benefit service, vesting service and age as of June 30, 1993; (2) with such data being used to determine the retirement age at which a retirement benefit would have the greater value for the participant; (3) with such benefit being multiplied by the ratio of benefit service as of June 30, 1993 over 20 years; and (4) with the vested percentage of such benefit determined as of June 30, 1993.

     4.5 Survivor Benefit. A Supplemental Pension shall only be payable to the Participant's Surviving Spouse or other Beneficiary upon satisfaction of the terms and conditions provided in the Pension Plan. Except for benefit increases granted to reflect cost of living increases (if any), if the benefit payable to the Participant or his Surviving Spouse or other Beneficiary from the Pension Plan is increased (except on account of benefits payable pursuant to a rollover from a defined contribution plan) after the Supplemental Pension has commenced, the Supplemental Pension shall be reduced accordingly.

     4.6 Pension Purchase Option Benefit. Effective January 1, 1997, a Participant may elect to rollover all or a portion of his account balance from the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings

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and Investment Plan (SuppMESIP), provided the Participant's account balance under the SuppMESIP and the present value of the Participant's accrued benefits under this Plan each equal at least $3,500.00. The amount rolled over from the SuppMESIP shall be used to provide a Pension Purchase Option (PPO) benefit, paid in accordance with Section 5.2. The Plan shall, in no event, accept rollover contributions from a plan other than the SuppMESIP.

                                   ARTICLE V
                           DISTRIBUTION OF BENEFITS


     5.1 Payment of Supplemental Pension. Except to the extent the Administrative Committee establishes other rules governing the payment of benefits and except for benefits payable under Section 5.2, the Participant's Supplemental Pension shall be payable in the same form and for the same duration as the Participant's benefit under the Pension Plan. Any benefits payable by this Plan to the Participant's Surviving Spouse or other Beneficiary shall also be payable in the same form and for the same duration as provided in the Pension Plan. Notwithstanding the foregoing, if the present value of a Supplemental Pension is equal to or less than $3,500, it shall be payable in single-sum payment.

     5.2 Pension Purchase Option Benefits. Effective January 1, 1997, a Participant who has elected a rollover to this Plan from the SuppMESIP and for whom a PPO Account has been established under this Plan shall be entitled to a PPO benefit in accordance with the following:

     (a) A PPO benefit shall be a monthly benefit, the amount of which shall be determined as the actuarial equivalent of the balance of the Participant's PPO Account on the date such account is established. The PPO benefit will commence on the date elected by the Participant under the SuppMESIP and will be paid, in accordance with the Participant's election, in any form of annuity available under the Pension Plan at the commencement of the PPO benefit. A PPO benefit paid as a single life annuity will contain a cash refund feature, as described in paragraph (c), below. The actuarial equivalence of the PPO benefit shall be determined using a mortality table derived by taking a fixed blend of 50 percent of the 1983 Group Annuity Table for Males and 50 percent of the 1983 Group annuity Table for Females and using an interest rate of 7 percent.

     (b) If a Participant's benefit under the Plan is to be paid as a single life annuity and the Participant should die prior to his receipt of his total PPO benefit, under the cash refund feature any remaining amounts will be paid in cash to the designated beneficiary, or if there is no such Beneficiary designated, then to the Participant's estate.

     (c) For purposes of this Section 5.2, "PPO Account" means an account established on behalf of a Participant who has elected a direct rollover from the SuppMESIP into this Plan.

                                  ARTICLE VI
                              PLAN ADMINISTRATION

     6.1 Administrative Committee. The Plan shall be administered by an Administrative Committee which shall consist of at least three members appointed by the Company.

     6.2 Administrative Committee Action. Action of the Administrative Committee may be taken with or without a meeting of its members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of committee members qualified to vote with respect to such action. If a member of the Administrative Committee

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is a Participant in the Plan, he shall not participate in any decision which solely affects his own benefits under the Plan.

     6.3 Rights and Duties. The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the following:

     (a) to construe, interpret, and administer the Plan with its decisions to be final and binding on all parties;

     (b) determinations required by the Plan, and to maintain all necessary records of the Plan;

     (c) to compute and certify to the Company the amount of benefits payable to Participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid.

     6.4 Compensation, Indemnity, and Liability. The Administrative Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Administrative Committee shall be paid by the Company. No member of the Administrative Committee shall be liable for any act or omission of any other member, nor any act or omission on his own part, except his own willful misconduct. The Company shall indemnify and hold harmless each member of the Administrative Committee against any and all expenses and liabilities, including reasonable legal fees and expenses arising out of his membership on the Administrative Committee, except for expenses or liabilities arising out of his own willful misconduct.

     6.5 Taxes. If all or any portion of a Participant's Supplemental Pension shall become liable for the payment of any estate, inheritance, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property credited to such Participant at the time benefits under this Plan are distributable to the Participant.


                                  ARTICLE VII
                               CLAIMS PROCEDURE

     7.1 Claims for Benefits. If a Participant or Beneficiary does not receive payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Administrative Committee. The claim for benefits must be in writing and addressed to the Administrative Committee or to the Company. If the claim for benefits is denied, the Administrative Committee shall notify the Participant or Beneficiary in writing within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall provide notice of the extension to the Participant or Beneficiary prior to the termination of the initial ninety (90) day period, and such extension shall not exceed one additional, consecutive ninety (90) day period. Any notice of a denial of benefit shall inform the Participant or Beneficiary of the basis for the denial, any additional material or information necessary to perfect such claim, and the steps which must be taken to have such claim reviewed.

     7.2 Appeals. Each Participant or Beneficiary whose claim for benefits has been denied may file a written request for review of his claim with the Administrative Committee. The request for review must be filed within sixty (60) days after the Participant or Beneficiary received the written notice denying his claim. The final decision of the Administrative Committee will be made within sixty (60) days after receipt of the request

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for review and shall be communicated in writing, setting forth the basis for the
Administrative Committee's decision. If there are special circum-stances which require an extension of time for completing the review, the Administrative Committee's decision shall be rendered not later than one-hundred twenty (120) days after the receipt of the request for review.

                                 ARTICLE VIII
                           AMENDMENT AND TERMINATION

     8.1 Amendment. The Company or Administrative Committee shall have the right to amend the Plan in whole or in part at any time; provided, however, that no amendment shall reduce the benefits accrued under the Plan on behalf of any Participant as of the effective date of such amendment. Any amendment shall be in writing and executed by a duly authorized officer of the Company or a majority of members of the Administrative Committee.

     8.2 Termination of the Plan. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason. In the event of termination of the Plan, the benefits accrued on behalf of any Participant, as of the effective date of such termination, shall not be reduced and shall be distributed at a time and in the manner determined by the Administrative Committee.

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any rights or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

     9.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under the Plan to Participants shall be paid from the general assets of the Company, and nothing contained herein shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits. Participants shall have the status of general unsecured creditors of the Company with respect to amounts of Compensation they defer under the Plan or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits under the Plan shall be subject to the claims of general creditors of the Company and may be used for any purpose by the Company.

     Notwithstanding the foregoing, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Administrative Committee shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

     9.3 Other Plans. This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under any employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

     9.4 Governing Law. This Plan shall be construed, administered, and

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governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     9.5 Gender, Number, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

     9.6 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that benefits accrued on behalf of a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder shall be void, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement.

     IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed by its duly authorized officers this 19th day of December, 1996.

                              COCA-COLA ENTERPRISES INC.


                              By: /s/ JARRETT H. JONES
                                 ----------------------------------

                              Title: VICE PRESIDENT, HUMAN RESOURCES
                                    -------------------------------

                              Attest: LAURIE L.CLARK
                                      ------------------------------

                              Title: SENIOR HR ADMINISTRATOR
                                    -------------------------------